Exhibit 10.1
PERFORMANCE STOCK UNIT GRANT NOTICE
UNDER THE
ZOOMINFO TECHNOLOGIES INC.
2020 OMNIBUS INCENTIVE PLAN
ZoomInfo Technologies Inc. (the “Company”), pursuant to its 2020 Omnibus Incentive Plan, as it may be amended and restated from time to time (the “Plan”), hereby grants to the Participant set forth below the number of performance-vesting Restricted Stock Units set forth below (the “Performance Stock Units”). The Performance Stock Units are subject to all of the terms and conditions as set forth in this Performance Stock Unit Grant Notice (the “Grant Notice”), the Performance Stock Unit Agreement (attached hereto or previously provided to the Participant in connection with a prior grant) (the “Agreement” and together with the Grant Notice, the “Award Agreement”), and in the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

Participant:	###PARTICIPANT_NAME###
Date of Grant:	###GRANT_DATE###
Vesting Commencement Date:	###ALTERNATIVE_VEST_BASE_DATE###
Number of Performance Stock Units:	###TOTAL_AWARDS###
Vesting Schedule:
The Performance Stock Units will be one hundred percent (100%) unvested as of the Date of Grant. Subject to the Participant’s continued Service Relationship (as defined below) with the Company through the applicable Vesting Date (as defined on Exhibit A attached hereto), the Performance Stock Units shall vest on the applicable Vesting Date(s) based on the Company’s achievement of the performance goal(s) set forth and described on Exhibit A hereto. For purposes of this Award Agreement, the term “Service Relationship” means any relationship as a full-time or part-time employee, officer, non-employee director, consultant or advisor of the Company or any successor entity (e.g., a Service Relationship shall be deemed to continue without interruption in the event an individual’s status changes from full-time employee to part-time employee or consultant). For the avoidance of doubt, no partial or pro-rata vesting will occur for performance below the applicable threshold for any Performance Year (as defined below) or for the partial Service Relationship of any applicable Performance Year.

Notwithstanding the foregoing, if a Change in Control occurs prior to the end of the Performance Period, then:

(A) upon the consummation of such Change in Control, each then-outstanding Performance Stock Unit shall be converted, on a one-for-one basis, and for purposes of determining the number of Performance Stock Units subject to conversion, shall assume that the Annual Performance Factor for the remaining relevant Performance Years was attained at Target levels, into a time-based vesting Restricted Stock Unit (each such converted Restricted Stock Unit, a “Converted RSU”), that vests over the remaining Performance Period on the originally scheduled Vesting Dates, subject to the Participant’s continued Service Relationship with the Company (or its successor, combined or surviving entity, as the case may be) through the consummation of the Change in Control and each subsequent Vesting Date(s) (as applicable);
(B) if the Participant’s Service Relationship is terminated by the Company without Cause or by the Participant for Good Reason (each as defined in the Plan) within the twelve (12) month period following the Change in Control, (each such termination event, a “Qualifying Termination”), all then-unvested Converted RSUs shall vest in full immediately upon such Qualifying Termination; and
(C) following a Change in Control, no additional performance measurement and/or goals may be applied to any portion of the Performance Stock Units.

Unless the context otherwise requires, references to “
Performance Stock Units” shall be deemed to include “Converted RSUs” to the extent applicable following a Change in Control.

Dividend Equivalents:	The Performance Stock Units shall be credited with dividend equivalent payments to be paid in cash (without interest) on the corresponding vesting dates, as provided in Section 14(c) (iii) of the Plan.

ZOOMINFO TECHNOLOGIES INC.

[●]
By: [●]
Title: [●]
THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS PERFORMANCE STOCK UNIT GRANT NOTICE, THE PERFORMANCE STOCK UNIT AGREEMENT AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF PERFORMANCE STOCK UNITS HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS PERFORMANCE STOCK UNIT GRANT NOTICE, THE PERFORMANCE STOCK UNIT AGREEMENT AND THE PLAN.
PARTICIPANT1
###PARTICIPANT_NAME###

###ACCEPTANCE_DATE###
1     To the extent that the Company has established, either itself or through a third-party plan administrator, the ability to accept this award electronically, such acceptance shall constitute the Participant’s signature hereto.

PERFORMANCE STOCK UNIT AGREEMENT
UNDER THE
ZOOMINFO TECHNOLOGIES INC.
2020 OMNIBUS INCENTIVE PLAN
Pursuant to the Performance Stock Unit Grant Notice (the “Grant Notice”) delivered to the Participant (as defined in the Grant Notice), and subject to the terms of this Performance Stock Unit Agreement (this “Performance Stock Unit Agreement”) and the ZoomInfo Technologies Inc. 2020 Omnibus Incentive Plan, as it may be amended and restated from time to time (the “Plan”), ZoomInfo Technologies Inc. (the “Company”) and the Participant agree as follows. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.
1.Grant of Performance Stock Units. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant the number of Performance Stock Units provided in the Grant Notice (with each Performance Stock Unit representing an unfunded, unsecured right to receive one share of Common Stock). The Company may make one or more additional grants of Performance Stock Units to the Participant under this Performance Stock Unit Agreement by providing the Participant with a new Grant Notice, which may also include any terms and conditions differing from this Performance Stock Unit Agreement to the extent provided therein. The Company reserves all rights with respect to the granting of additional Performance Stock Units hereunder and makes no implied promise to grant additional Performance Stock Units.
2.Vesting. Subject to the conditions contained herein and in the Plan, the Performance Stock Units shall vest as provided in the Grant Notice.
3.Settlement of Performance Stock Units. Subject to any election by the Committee pursuant to Section 8(d)(ii) of the Plan, including, but not limited to, arranging a mandatory “sell to cover” on Participant’s behalf (without further authorization), the Company will deliver to the Participant, without charge, as soon as reasonably practicable (and, in any event, within two and one-half months) following the applicable vesting date, one share of Common Stock for each Performance Stock Unit (as adjusted under the Plan, as applicable) which becomes vested hereunder and such vested Performance Stock Unit shall be cancelled upon such delivery. The Company shall either (a) deliver, or cause to be delivered, to the Participant a certificate or certificates therefor, registered in the Participant’s name or (b) cause such shares of Common Stock to be credited to the Participant’s account at the third party plan administrator. Notwithstanding anything in this Performance Stock Unit Agreement to the contrary, the Company shall have no obligation to issue or transfer any shares of Common Stock as contemplated by this Performance Stock Unit Agreement unless and until such issuance or transfer complies with all relevant provisions of law and the requirements of any stock exchange on which the Company’s shares of Common Stock are listed for trading.
4.Treatment of Performance Stock Units Upon Termination. The provisions of Section 8(c)(ii) of the Plan are incorporated herein by reference and made a part hereof.
5.Company; Participant.
(a)The term “Company” as used in this Performance Stock Unit Agreement with reference to employment shall include the Company and its Subsidiaries.

(b)Whenever the word “Participant” is used in any provision of this Performance Stock Unit Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the Performance Stock Units may be transferred in accordance with Section 14(b) of the Plan, the word “Participant” shall be deemed to include such person or persons.
6.Non-Transferability. The Performance Stock Units are not transferable by the Participant except to Permitted Transferees in accordance with Section 14(b) of the Plan. Except as otherwise provided herein, no assignment or transfer of the Performance Stock Units, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Performance Stock Units shall terminate and become of no further effect.
7.Rights as Shareholder. The Participant or a Permitted Transferee of the Performance Stock Units shall have no rights as a shareholder with respect to any share of Common Stock underlying a Performance Stock Unit unless and until the Participant shall have become the holder of record or the beneficial owner of such share of Common Stock, and no adjustment shall be made for dividends or distributions or other rights in respect of such share of Common Stock for which the record date is prior to the date upon which the Participant shall become the holder of record or the beneficial owner thereof.
8.Tax Withholding. The provisions of Section 14(d) of the Plan are incorporated herein by reference and made a part hereof. Without limiting the Company’s rights to satisfy withholding obligations as described under Section 14(d) of the Plan, the Participant hereby authorizes the Company to satisfy the applicable tax withholding obligations from proceeds of the sale of shares of Common Stock issuable in respect of the Performance Stock Units through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization).
9.Notice. Every notice or other communication relating to this Performance Stock Unit Agreement between the Company and the Participant shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided, that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, to the attention of the Company’s General Counsel or its designee, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to the Participant at the Participant’s last known address, as reflected in the Company’s records. Notwithstanding the above, all notices and communications between the Participant and any third-party plan administrator shall be mailed, delivered, transmitted or sent in accordance with the procedures established by such third-party plan administrator and communicated to the Participant from time to time.
10.No Right to Continued Service. This Performance Stock Unit Agreement does not confer upon the Participant any right to continue as an employee or other service provider to the Company.
11.Binding Effect. This Performance Stock Unit Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

12.Waiver and Amendments. Except as otherwise set forth in Section 13 of the Plan, any waiver, alteration, amendment or modification of any of the terms of this Performance Stock Unit Agreement shall be valid only if made in writing and signed by the parties hereto; provided, that any such waiver, alteration, amendment or modification is consented to on the Company’s behalf by the Committee. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.
13.Clawback/Forfeiture. Notwithstanding anything to the contrary contained herein or in the Plan, if the Participant has engaged in or engages in any Detrimental Activity, then the Committee may, in its sole discretion, take actions permitted under the Plan, including: (a) canceling the Performance Stock Units, or (b) requiring that the Participant forfeit any gain realized on the disposition of any shares of Common Stock received in settlement of any Performance Stock Units, and repay such gain to the Company. In addition, if the Participant receives any amount in excess of what the Participant should have received under the terms of this Performance Stock Unit Agreement for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), then the Participant shall be required to repay any such excess amount to the Company. Without limiting the foregoing, all or a portion of the Performance Stock Units shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with applicable law or with any clawback policy that may be adopted by the Company in the future including, without limitation, any such policy required to comply with the final SEC rules and/or Nasdaq Stock Market listing standards with respect to recoupment adopted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act. In the event that any award granted pursuant to this Agreement becomes subject to recoupment pursuant to any policy, the Company may utilize any method of recovery specified in any such policy in connection with any award recoupments required or permitted under any such policy.
14.Prior Agreements; Restrictive Covenants. The Participant shall execute and return to the Company a copy of the Restrictive Covenant Agreement attached hereto as Exhibit B.
15.Governing Law. This Performance Stock Unit Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Notwithstanding anything contained in this Performance Stock Unit Agreement, the Grant Notice or the Plan to the contrary, if any suit or claim is instituted by the Participant or the Company relating to this Performance Stock Unit Agreement, the Grant Notice or the Plan, the Participant hereby submits to the exclusive jurisdiction of and venue in the courts of Delaware.
16.Plan. The terms and provisions of the Plan are incorporated herein by reference. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Performance Stock Unit Agreement (including the Grant Notice), the Plan shall govern and control.
17.Section 409A. It is intended that the Performance Stock Units granted hereunder shall be exempt from Section 409A of the Code, if applicable, pursuant to the “short-term deferral” rule applicable to such section, as set forth in the regulations or other guidance published by the Internal Revenue Service thereunder.

18.Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Performance Stock Units and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
19.Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
20.Additional Terms for Non-U.S. Participants. Notwithstanding anything to the contrary herein, if the Participant resides and/or works outside of the United States, the Participant shall be subject to the Additional Terms and Conditions for Non-U.S. Participants attached hereto as Addendum A and to any Country-Specific Terms and Conditions attached hereto as Addendum B. If the Participant is a citizen or resident of a country (or is considered as such for local law purposes) other than the one in which the Participant is currently residing or working or if the Participant relocates to one of the countries included in the Country-Specific Terms and Conditions after the grant of the Performance Stock Units, the special terms and conditions for such country will apply to the Participant to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. The Additional Terms and Conditions for Non-U.S. Participants and the Country-Specific Terms and Conditions constitute part of this Performance Stock Unit Agreement and are incorporated herein by reference.
21.Entire Agreement. This Performance Stock Unit Agreement, the Grant Notice and the Plan constitute the entire agreement of the parties hereto in respect of the subject matter contained herein and supersede all prior agreements and understandings of the parties, oral and written, with respect to such subject matter.

ADDENDUM A

ADDITIONAL TERMS AND CONDITIONS FOR NON-U.S. PARTICIPANTS

This Addendum A includes additional terms and conditions that govern the Performance Stock Units granted to the Participant if the Participant works or resides outside of the United States.
Capitalized terms used but not defined herein are defined in the Plan or the Performance Stock Unit Agreement and have the meanings set forth therein.
1.Termination of Employment. For purposes of the Performance Stock Unit Agreement and the Plan, including Section 4 of the Performance Stock Unit Agreement and Section 8(c)(ii) of the Plan, the date of the Participant’s Termination shall be deemed to be the date on which the Participant ceases to be actively employed by the Service Recipient, which shall not be extended by any notice period, whether mandated or implied under local law during which the Participant is not actually employed (e.g., garden leave or similar leave) or during or for which the Participant receives pay in lieu of notice or severance pay. The Company shall have the sole discretion to determine when the Participant is no longer an employee of the Service Recipient for purposes of the Performance Stock Unit Agreement without reference to any other agreement, written or oral, including the Participant’s contract of employment, if applicable.
2.No Acquired Right. The Participant acknowledges and agrees that:
(a)The Plan is established voluntarily by the Company, the grant of awards under the Plan is made at the discretion of the Committee and the Plan may be modified, amended, suspended or terminated by the Company at any time. All decisions with respect to future awards, if any, will be at the sole discretion of the Committee.
(b)The Participant is voluntarily participating in the Plan.
(c)The Performance Stock Units (and any similar awards the Company may in the future grant to the Participant, even if such awards are made repeatedly or regularly, and regardless of their amount) and the shares of Common Stock acquired under the Plan (i) are wholly discretionary and occasional, are not a term or condition of employment and do not form part of a contract of employment, or any other working arrangement, between the Participant and the Company, the Service Recipient or any Subsidiary, (ii) do not create any contractual entitlement to receive future awards under the Plan or benefits in lieu thereof and are not intended to replace any pension rights or compensation, as applicable, and (iii) do not form part of normal or expected salary or remuneration for purposes of determining pension payments or any other purposes, including without limitation termination indemnities, severance, resignation, payment in lieu of notice, redundancy, end of service payments, bonuses, long-term service awards, pension or retirement benefits, welfare benefits or similar payments, if applicable.
(d)The Performance Stock Units and the shares of Common Stock acquired under the Plan are not intended to replace any pension rights or compensation.

(e)In the event that the Participant is an employee and the Participant’s employer is not the Company, the grant of the Performance Stock Units and any similar awards the Company may grant in the future to the Participant will not be interpreted to form an employment contract or relationship with the Company and, furthermore, the grant of the Performance Stock Units and any similar awards the Company may grant in the future to the Participant will not be interpreted to form an employment contract with the Service Recipient or any Subsidiary.
(f)The future value of the underlying shares of Common Stock is unknown and cannot be predicted with certainty. The Company shall not be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the Performance Stock Units or the shares of Common Stock.
(g)The Participant shall have no rights, claim or entitlement to compensation or damages as a result of the Participant’s cessation of employment or service for any reason whatsoever, whether or not later found to be invalid or in breach of contract or local labor law, insofar as these rights, claim or entitlement arise or may arise from the Participant’s ceasing to have rights under the Performance Stock Units as a result of such cessation or loss or diminution in value of the Performance Stock Units or any of the shares of Common Stock issuable under the Performance Stock Units as a result of such cessation, and the Participant irrevocably releases the Company and its Subsidiaries from any such rights, entitlement or claim that may arise. If, notwithstanding the foregoing, any such right or claim is found by a court of competent jurisdiction to have arisen, then, by signing the Performance Stock Unit Agreement, the Participant shall be deemed to have irrevocably waived the Participant’s entitlement to pursue such rights or claim.
3.Foreign Asset/Account and Tax Reporting Requirements; Exchange Controls. The Participant may be subject to foreign asset/account, exchange control and/or tax reporting requirements as a result of the vesting of the Performance Stock Units, the acquisition, holding and/or transfer of shares of Common Stock or cash (including dividends and the proceeds arising from the sale of shares) from the Participant’s participation in the Plan and/or the opening and maintaining of a brokerage or bank account in connection with the Plan. The Participant may be required to report such assets, accounts, account balances and values, any cross-border transactions, and/or related transactions to the applicable authorities in the Participant’s country and the Participant may be required to report any acquisition or sale of shares of Common Stock and any taxable income attributable to the Performance Stock Units to the applicable tax authority or other authority in the Participant’s country (including on the Participant’s annual tax return, if applicable). The Participant may also be required to repatriate sales proceeds or other funds received as a result of the Participant’s participation in the Plan to the Participant’s country through a designated bank or broker and/or within a certain period of time after receipt. The Participant acknowledges that the Participant is responsible for ensuring compliance with any applicable foreign asset/account, exchange control and tax reporting and other requirements and should consult the Participant’s own personal tax and legal advisors, as applicable, on these matters.

4.Data Protection (Jurisdictions other than European Union/European Economic Area/United Kingdom).
(a)In order to facilitate the Participant’s participation in the Plan and the administration of the Performance Stock Units, it will be necessary for contractual and legal purposes for the Company (or the Service Recipient or their payroll administrators) to collect, hold and process certain personal information and sensitive personal information about the Participant (including, without limitation, the Participant’s name, home address, telephone number, date of birth, nationality, social insurance or other identification number and job title and details of the Performance Stock Units and other awards granted, cancelled, exercised, vested, unvested or outstanding and shares of Common Stock held by the Participant). The Participant consents explicitly, willingly, and unambiguously to the Company and the Service Recipient (and their Subsidiaries and payroll administrators) collecting, holding and processing the Participant’s personal data and transferring this data (in electronic or other form) by and among, as applicable, the Company, the Service Recipient and the Subsidiaries and other third parties (collectively, the “Data Recipients”) insofar as is reasonably necessary to implement, administer and manage the Plan and the Performance Stock Units. The Participant authorizes the Data Recipients to receive, possess, use, retain and transfer the data for the purposes of implementing, administering and managing the Plan and the Performance Stock Units. The Participant understands that the data may be transferred to a broker or third party as may be selected by the Company in the future which is assisting the Company with the implementation, administration and management of the Plan. The Participant understands that the Data Recipients may be located in the United States or elsewhere, and that the Data Recipient’s country may have a lower standard of data privacy laws and protections than the Participant’s country.
(b)The Data Recipients will treat the Participant’s personal data as private and confidential and will not disclose such data for purposes other than the management and administration of the Plan and the Performance Stock Units and will take reasonable measures to keep the Participant’s personal data private, confidential, accurate and current. The Participant understands that the data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan.
(c)The Participant understands that the Participant may, at any time, make a request to view the Participant’s personal data, require any necessary corrections to it or withdraw the consents herein in writing by contacting the Company and that these rights are subject to legal restrictions but acknowledges that without the use of such data it may not be practicable for the Company to administer the Participant’s involvement in the Plan in a timely fashion or at all and this may be detrimental to the Participant and may result in the possible exclusion of the Participant from continued participation with respect to the Performance Stock Units or any future awards under the Plan.

5.Data Protection (European Union/European Economic Area/United Kingdom).
(a)In order to facilitate the Participant’s participation in the Plan and the administration of the Performance Stock Units, it will be necessary for contractual, legitimate interest and legal purposes for the Company (or the Service Recipient or their payroll administrators) to collect, hold and process certain personal data and, where required for legal purposes with the Participant’s freely given consent, any special category personal data about the Participant. Such personal data includes, without limitation, the Participant’s name, home address, telephone number, date of birth, nationality, social insurance or other identification number and job title and details of the Performance Stock Units and other awards granted, cancelled, exercised, vested, unvested or outstanding and shares of Common Stock held by the Participant. The Participant hereby acknowledges and agrees to the Company and the Service Recipient (and their Subsidiaries and payroll administrators) collecting, holding and processing the Participant’s personal data and transferring this data (in electronic or other form) by and among, as applicable, the Company, the Service Recipient and their Subsidiaries and other third parties (collectively, the “Data Recipients”) insofar as is reasonably necessary to implement, administer and manage the Plan and the Performance Stock Units. The Participant understands that the Data Recipients will receive, possess, use, retain and transfer the data for the purposes of implementing, administering and managing the Plan and the Performance Stock Units. The Participant understands that the data may be transferred to a broker or third party as may be selected by the Company in the future which is assisting the Company with the implementation, administration and management of the Plan. The Participant understands that the Data Recipients may be located in the United States or elsewhere, and that the Data Recipient’s country may have a different or lower standard of data privacy laws and protections than the Participant’s country.
(b)The Data Recipients will treat the Participant’s personal data as private and confidential and will not disclose such data for purposes other than the management and administration of the Plan and the Performance Stock Units and will take reasonable measures to keep the Participant’s personal data private, confidential, accurate and current. The Participant understands that the data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan and for legal requirements thereafter. The Participant shall notify the Company of any changes to the Participant’s personal data.

(c)The Participant understands that the Participant may, at any time, exercise the rights granted to the Participant by the Data Protection Laws (as defined below) and other applicable data protection laws including the right to make a request to access or be provided with a copy of the Participant’s personal data, request additional information about the storage and processing of the data, request that the personal data is restricted or otherwise object to its processing by the Company, require any necessary corrections to it or withdraw any consents provided by the Participant in writing by contacting the Company and that these rights are subject to legal restrictions. The Participant acknowledges that without the Company’s use of such data it may not be practicable for the Company to administer the Participant’s involvement in the Plan in a timely fashion or at all and this may be detrimental to the Participant and may result in the possible exclusion of the Participant from continued participation with respect to the Performance Stock Units or any future awards under the Plan. The Participant is referred to the privacy notice provided by the employing Subsidiary for further information about the processing of the Participant’s personal data and rights under applicable data protection laws.
(d)For the purpose of this Section 5, “Data Protection Laws” means any law, enactment, regulation or order concerning the processing of personal data including the Data Protection Act 2018 (“DPA”), the General Data Protection Regulation (Regulation (EU) 2016/679) (the “GDPR”), the GDPR as it forms part of retained EU law (as defined in the European Union (Withdrawal) Act 2018), the Privacy and Electronic Communications Regulations (EC Directive) Regulations 2003 (“PECR”), and any subordinate legislation or statutory codes of practice implemented in connection with the DPA, GDPR, PECR and any law that is intended to supplement, amend or replace the foregoing together with any other applicable law in any jurisdiction that regulates the collection, protection or processing of personal data as may come into effect from time to time.

6.Withholding; Responsibility for Taxes. This provision supplements Section 8 of the Performance Stock Unit Agreement and Section 14(d) of the Plan.
For purposes of Section 8 of the Performance Stock Unit Agreement, applicable tax withholding obligations shall include applicable income taxes, employment taxes, social insurance, social security, national insurance contribution, payroll taxes, contributions, levies, payment on account obligations or other amounts (collectively, “Applicable Taxes”) required to be collected, withheld or accounted for with respect to the grant or vesting of the Performance Stock Units. The Participant acknowledges that regardless of any action the Company (or the Service Recipient) takes, the ultimate liability for the Applicable Taxes is and remains the Participant’s responsibility and that the Company (and the Service Recipient) (i) make no representations or undertakings regarding the treatment of any Applicable Taxes in connection with any aspect of the Performance Stock Units, including the grant, vesting or settlement of the Performance Stock Units, and the subsequent sale of any shares of Common Stock acquired at settlement; and (ii) do not commit to structure the terms of the grant or any aspect of the Performance Stock Units to reduce or eliminate the Participant’s liability for any Applicable Taxes. Further, if the Participant is subject to taxation in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, the Participant acknowledges that the Company and/or the Service Recipient (or former Service Recipient, as applicable) may be required to withhold or account for Applicable Taxes (if any) in more than one jurisdiction.

ADDENDUM B

COUNTRY-SPECIFIC TERMS AND CONDITIONS
These Country-Specific Terms and Conditions include additional terms and conditions and disclosures (if any) that govern the Performance Stock Units granted to the Participant under the Plan if the Participant resides or works in one of the countries listed below. Capitalized terms used but not defined in these Country-Specific Terms and Conditions are defined in the Plan or the Performance Stock Unit Agreement and have the meanings set forth therein.
Australia
Offer Document
    The information below (the “Offer Document”) sets out information regarding the participation of Australian resident employees of the Company and its Australian subsidiaries in the Plan.
Offer Document

Investment in securities involves a degree of risk and there is no guarantee of the future value of, or returns from, securities the Participant may acquire under the Plan. Employees who elect to participate in the Plan should consider all risk factors relevant to the acquisition of securities under the Plan as set out in this document and any associated documents.
The information contained in this document and any associated documents is general information only. It is not advice or information specific to the Participant’s objectives, financial situation or needs. Australian employees should consider obtaining their own financial product advice from an independent person who is licensed by the Australian Securities and Investments Commission to give advice about participation in the Plan.

1.OFFER AND TERMS OF PARTICIPATION
This Offer Document relates to an invitation by the Company to eligible employees in Australia to participate in the Plan.
The terms of the Participant’s participation are set out in the Plan, the Prospectus, the Performance Stock Unit Agreement and this Offer Document.
By participating in the Plan, the Participant will be bound by terms set out in the Plan, the Prospectus, the Performance Stock Unit Agreement and this Offer Document.

2.HOW CAN A PARTICIPANT ASCERTAIN THE CURRENT MARKET PRICE OF SHARES UNDERLYING THE PERFORMANCE STOCK UNIT AWARD IN AUSTRALIAN DOLLARS?
The Participant could, from time to time, ascertain the market price of a share of Common Stock by obtaining that price from the NASDAQ website, the Company website or The Wall Street Journal, and multiplying that price by a published exchange rate to convert U.S. Dollars into Australian Dollars, to determine the Australian dollar equivalent of that current market price.
3.RISKS OF ACQUIRING AND HOLDING SHARES
Acquiring and holding shares of Common Stock involves risk. These risks include that:
(a)There is no guarantee that the shares of Common Stock will grow in value - they may decline in value. Stock markets are subject to fluctuations and the price of shares can rise and fall, depending upon the Company’s performance and other internal and external factors.
(b)There is no assurance that the Company will pay dividends even if its earnings increase.
(c)There are tax implications involved in acquiring and holding shares of Common Stock and the tax regime applying to the Participant may change.
Tax Deferred Scheme. Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies to the scheme (subject to the requirements of applicable Australian tax legislation).
Data Privacy. The following supplements Section 4 of Addendum A of the Performance Stock Unit Agreement:
(i) The Participant understands that recipients of the data described in Section 4 of Addendum A of the Performance Stock Unit Agreement (the “Data”) may be located in the United States.
(ii) The Participant understands that, by consenting to the disclosure of the Data to recipients located overseas, Australian Privacy Principle (“APP”) 8.1 will not apply to the disclosure and as a result the Company and the Service Recipient will not be accountable under the Privacy Act 1988 (Cth) and the Participant may not be able to seek redress under the Privacy Act 1988 (Cth) in respect of this Data.
(iii) The Participant acknowledges that the privacy policy of the Service Recipient contains information about how the Participant may access the Data about the Participant that it holds and seek the correction of such Data. It also contains information about how the Participant may complain about a breach of the APPs and how the Service Recipient will deal with such a complaint.

Canada (Ontario)
Award Payable Only in Shares
Notwithstanding any discretion in the Plan or anything to the contrary in the Performance Stock Unit Agreement, including Section 8(d) of the Plan, the grant of the Performance Stock Units does not provide the Participant any right to receive a cash payment and the Performance Stock Units may be settled only by delivery of shares of Common Stock.
Securities Law Information
Shares of Common Stock acquired under the Plan are subject to certain restrictions on resale imposed by Canadian provincial and territorial securities laws, as applicable. Notwithstanding any other provision of the Plan to the contrary, any transfer or resale of any shares of Common Stock acquired by the Participant pursuant to the Plan must be in accordance with the resale rules under applicable Canadian provincial and territorial securities laws, including Ontario Securities Commission Rule 72-503 Distributions Outside Canada (“72-503”), if the Participant is a resident in the Province of Ontario. In Ontario, the prospectus requirement does not apply to the first trade of shares of Common Stock issued in connection with the Performance Stock Units, provided the conditions set forth in section 2.8 of 72-503 are satisfied. The shares of Common Stock acquired under the Plan may not be transferred or sold in Canada or to a Canadian resident other than in accordance with applicable provincial or territorial securities laws. The Participant is advised to consult the Participant’s own legal advisor prior to any resale of shares of Common Stock.
Data Protection
Section 3 of Addendum A of the Performance Stock Unit Agreement is amended to add the following to the end of Section 4(a): In connection therewith, it is possible that personal data may be disclosed to governments, courts or law enforcement or regulatory agencies in that other country in accordance with the laws of that country.
Termination
For purposes of the Performance Stock Unit Agreement and the Plan, including Section 4 of the Performance Stock Unit Agreement and Section 8(c)(ii) of the Plan, the date of the Participant’s Termination shall be deemed to be the date on which the Participant ceases to be actively employed by the Service Recipient, which term “actively employed” shall include any period for which the Participant is deemed to be actively employed for purposes of applicable employment standards legislation, and shall exclude any other period of non-working notice of termination or any notice period, whether mandated or implied under local law during which the Participant is not actually employed (e.g., garden leave or similar leave) or during or for which the Participant receives pay in lieu of notice or severance pay. The Company shall have the sole discretion to determine when the Participant is no longer actively employed for purposes of the Performance Stock Unit Agreement and the Plan without reference to any other agreement, written or oral, including the Participant’s contract of employment, if applicable.

India
Exchange Control Notification
The Participant’s participation in the Plan and purchase of shares of Common Stock is subject to and conditional upon the Participant’s compliance with all applicable laws including but not limited to the (Indian) Foreign Exchange Management Act, 1999 and the regulations thereunder, as amended.
The Participant must repatriate any proceeds from the sale of shares of Common Stock acquired under the Plan and any dividends on such shares to India within the stipulated period. The Participant should consult the Participant’s own advisor with respect to such requirements.
Israel
Additional Terms and Conditions
The Performance Stock Units are granted to the Participant pursuant to the Israeli Appendix to the Plan (the “Israel Appendix”) and are subject to the terms and conditions as stated in the Israel Appendix, the Plan and the Performance Stock Unit Agreement, including this Addendum B. All capitalized terms that are not defined herein shall have the meanings defined in the Plan and the Israel Appendix.
The Participant agrees to be bound by the terms of the Israel Appendix, which describes the requirements for compliance with the “capital gains track” under Section 102 of the Israeli Income Tax Ordinance (New Version) 1961, as now in effect or as hereafter amended (“Section 102”), and the rules promulgated thereunder. The Participant agrees that the Participant’s participation in the Plan is subject to the provisions of Section 102, the Trust Agreement entered into between the Company and the Trustee and the provisions of any ruling obtained by the Company from the ITA; provided however, that notwithstanding the foregoing, the Company, its affiliates and successors are under no duty to take any action or ensure, and no representation or commitment is made, with respect to the qualification of the shares of Common Stock received under the Plan for any particular tax treatment, including as a Capital Gain Award.
Data Privacy
The Participant understands and agrees that the Participant's consent to the data privacy provisions in the General (All Countries) Section also expressly includes possible further transfers of Data thereafter to the recipients described in such section.

UK
Sub-Plan
The Performance Stock Units are granted subject to the Sub-Plan for U.K. Employees and all references to the Plan shall include the Sub-Plan.
Award Payable Only in Common Stock
Notwithstanding any discretion in the Plan or anything to the contrary in the Performance Stock Unit Agreement or the Plan, including Section 8(d) of the Plan, the grant of the Performance Stock Units does not provide the Participant any right to receive a cash payment and the Performance Stock Units may be settled only in shares of Common Stock.
Termination of Service
The Participant has no right to compensation or damages on account of any loss in respect of Performance Stock Units under the Plan where the loss arises or is claimed to arise in whole or part from: (a) the termination of the Participant’s office or employment; or (b) notice to terminate the Participant’s office or employment. This exclusion of liability shall apply however termination of office or employment, or the giving of notice, is caused, and however compensation or damages are claimed. For the purpose of the Plan, the implied duty of trust and confidence is expressly excluded.
Taxes
The Participant agrees to indemnify the Company and the Service Recipient (as applicable) for any Applicable Taxes that may be payable with respect to the full number of shares of Common Stock vested and issued (including those shares of Common Stock that are deemed issued).
Employer NIC

    As a condition to the issuance of shares of Common Stock under the Performance Stock Units, the Company may require the Participant to agree to accept all liability for and pay all secondary Class 1 National Insurance Contributions, and (and to the extent lawful for the Participant to bear the cost) any employer’s health and social care levy or similar payments, which would otherwise be payable by the Company or the Service Recipient (or any successor or any affiliate employing or previously employing the Participant) with respect to the issuance of shares of Common stock under the Performance Stock Units or any other event giving rise to taxation under the Performance Stock Units (the “Employer NIC”). The Participant agrees that the Participant will execute, within the time period specified by the Company, a joint election (the “Joint Election”) provided by the Company and any other consent or elections required to effect the transfer of the Employer NIC. The Participant further agrees to execute such other joint elections and any other consent or elections as may be required between the Participant and any successor to the Company and/or the Service Recipient. The Participant further agrees that the Company and/or the Service Recipient may collect the Employer NIC by any of the means set forth in the Joint Election or other applicable consent or election.

Exhibit A

Exhibit B
RESTRICTIVE COVENANT AGREEMENT

RESTRICTIVE COVENANT AGREEMENT
This Restrictive Covenant Agreement (this “Agreement”) is made and entered into effective as of the date set forth on the signature page hereto, by and between ZoomInfo Technologies Inc., a Delaware corporation (the “Company”), and the individual set forth on the signature page hereto (the “Participant”).
W I T N E S S E T H :
WHEREAS, the Company maintains the ZoomInfo Technologies Inc. 2020 Omnibus Incentive Plan (the “Plan”); and
WHEREAS, the Participant is to receive an Award (as defined under the Plan) under the Plan, a condition of the receipt of which is the Participant’s agreement to enter into this Agreement and abide by the covenants contained herein.
NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are mutually acknowledged, the Company and Participant hereby agree as follows:
Section 1. Definitions. Capitalized terms not otherwise defined in this Agreement shall have the meaning set forth on Appendix A, attached hereto.
Section 2. General. Participant acknowledges and recognizes the highly competitive nature of the business of the Company Group, that access to Confidential Information renders Participant special and unique within the industry of the Company Group, and that Participant will have the opportunity to develop substantial relationships with existing and prospective clients, accounts, customers, consultants, contractors, investors, and strategic partners of the Company Group during the course of and as a result of Participant’s employment with or services provided to the Company Group. In light of the foregoing, as a condition of Participant’s receipt of an Award under the Plan, and in consideration thereof, Participant acknowledges and agrees to the covenants contained in this Agreement. Participant further recognizes and acknowledges that the restrictions and limitations set forth in this Agreement are reasonable and valid in geographical and temporal scope and in all other respects and are essential to protect the value of the business and assets of the Company Group.
Section 3. Confidential Information.
(a)Participant acknowledges that, during the Period of Services, Participant will have access to information about the Company Group and that Participant’s employment with the Company shall bring Participant into close contact with confidential and proprietary information of the Company Group. In recognition of the foregoing, Participant agrees, at all times during the Period of Services and thereafter, to hold in confidence, and not to use, except for the benefit of the Company Group, or to disclose to any Person without written authorization of the Company, any Confidential Information.

(b)Nothing in this Agreement shall prohibit or impede Participant from communicating, cooperating or filing a complaint with any U.S. federal, state or local governmental or law enforcement branch, agency or entity (collectively, a “Governmental Entity”) with respect to possible violations of any U.S. federal, state or local law or regulation, or otherwise making disclosures to any Governmental Entity, in each case, that are protected under the whistleblower provisions of any such law or regulation, provided that in each case such communications and disclosures are consistent with applicable law. Participant understands and acknowledges that an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (i) in confidence to a federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Participant understands and acknowledges further that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal; and does not disclose the trade secret, except pursuant to court order. Notwithstanding the foregoing, under no circumstance will Participant be authorized to disclose any information covered by attorney-client privilege or attorney work product of any member of the Company Group without prior written consent of the Company’s General Counsel or other officer designated by the Company. Participant does not need the prior authorization of (or to give notice to) any member of the Company Group regarding any communication, disclosure, or activity permitted by this paragraph.

Section 4. Assignment of Intellectual Property.
(a)Participant agrees that Participant will, without additional compensation, promptly make full written disclosure to the Company, and will hold in trust for the sole right and benefit of the Company all developments, original works of authorship, inventions, concepts, know-how, improvements, trade secrets, and similar proprietary rights, whether or not patentable or registrable under copyright or similar laws, which Participant may (or have previously) solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the Period of Services, whether or not during regular working hours, provided they either (i) relate at the time of conception or reduction to practice of the invention to the business of any member of the Company Group, or actual or demonstrably anticipated research or development of any member of the Company Group; (ii) result from or relate to any work performed for any member of the Company Group; or (iii) are developed through the use of equipment, supplies, or facilities of any member of the Company Group, or any Confidential Information, or in consultation with personnel of any member of the Company Group (collectively referred to as “Developments”). Participant further acknowledges that all Developments made by Participant (solely or jointly with others) within the scope of and during the Period of Services are “works made for hire” (to the greatest extent permitted by applicable law) for which Participant is, in part, compensated by Participant’s base salary, director fees and/or consulting fees, as applicable, unless regulated otherwise by law, but that, in the event any such Development is deemed not to be a work made for hire, Participant hereby assigns to the Company, or its designee, all Participant’s right, title, and interest throughout the world in and to any such Development.

(b)Participant agrees to assist the Company, or its designee, at the Company’s expense, in every way to secure the rights of the Company Group in the Developments and any copyrights, patents, trademarks, service marks, database rights, domain names, mask work rights, moral rights, and other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments, recordations, and all other instruments that the Company shall deem necessary in order to apply for, obtain, maintain, and transfer such rights and in order to assign and convey to the Company Group the sole and exclusive right, title, and interest in and to such Developments, and any intellectual property and other proprietary rights relating thereto. Participant further agrees that Participant’s obligation to execute or cause to be executed, when it is in Participant’s power to do so, any such instrument or papers shall continue after the termination of the Period of Services until the expiration of the last such intellectual property right to expire in any country of the world; provided, however, the Company shall reimburse Participant for Participant’s reasonable expenses incurred in connection with carrying out the foregoing obligation. If the Company is unable because of Participant’s mental or physical incapacity or unavailability for any other reason to secure Participant’s signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Developments or original works of authorship assigned to the Company as above, then Participant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Participant’s agent and attorney in fact to act for and in Participant’s behalf and stead to execute and file any such applications or records and to do all other lawfully permitted acts to further the application for, prosecution, issuance, maintenance, and transfer of letters patent or registrations thereon with the same legal force and effect as if originally executed by Participant. Participant hereby waives and irrevocably quitclaims to the Company any and all claims, of any nature whatsoever, that Participant now or hereafter have for past, present, or future infringement of any and all proprietary rights assigned to the Company.
(c)For California Participants Only. Notwithstanding the foregoing, if Participant primarily provides services to the Company in California, this Section 4(c) shall remain subject to the provisions of California Labor Code Sections 2870, 2871 and 2872. In accordance with Section 2870 of the California Labor Code, Participant’s obligation to assign Participant’s right, title and interest throughout the world in and to all Developments does not apply to any Developments that Participant developed entirely on Participant’s own time without using (x) the equipment, supplies or facilities of the Company or any other member of the Company Group, or (y) Confidential Information, except for those Developments that (A) relate to either the business of the Company Group at the time of conception or reduction to practice of the Development, or actual or demonstrably anticipated research or development of the Company Group or (B) result from any work performed by Participant for the Company Group. A copy of California Labor Code Sections 2870, 2871 and 2872 is attached to this Agreement as Exhibit A. Participant shall disclose all Developments to the Company, even if Participant does not believe that Participant is required under this Agreement, or pursuant to California Labor Code Section 2870, to assign Participant’s interest in such Developments to the Company.

Section 5. Non-Competition.
(a)During the Period of Services and the Post-Termination Restricted Period, Participant shall not, directly or indirectly engage in, have any equity interest in, or manage, provide services to or operate any person, firm, corporation, partnership or business (whether as director, officer, employee, agent, representative, partner, member, security holder, consultant or otherwise) that directly or indirectly (through a subsidiary or otherwise) engages in any business which competes with the Business within the United States of America, Israel, or any other jurisdiction in which any member of the Company Group engages in business derives a material portion of its revenues or has demonstrable plans to commence business activities in.
(b)Massachusetts Participants Only. If Participant is, and has been for at least 30 days immediately preceding the date of the termination of the Period of Services, a resident of or primarily providing services in Massachusetts at the time of the termination of the Period of Services, the following provisions shall apply to the covenant-not-to-compete contained in Section 5(a):
(i)Such covenant shall not apply during the Post-Termination Restricted Period if the Participant’s employment or services with the Company Group is terminated without Cause (as modified by this Section 5(b)).
(ii)With respect to any termination event other than by the Company Group without Cause (as modified by this Section 5(b)), the Company, at its option (including based on a determination by the Company in its discretion that additional consideration is required by Massachusetts law to render such covenant enforceable), may elect to enforce such by making garden leave payments to Participant during the Post-Termination Restricted Period (but not for more than 12 months following the end of the Period of Services) at a rate of up to 50% of the highest annualized base salary or service fees, as applicable, paid to Participant by the Company Group within the two (2)-year period preceding the last day of the Period of Services (“Garden Leave Payments”). Any Garden Leave Payments paid to Participant pursuant to this Section 5(b) may be reduced, based on consideration of the fair market value of the incentive compensation provided pursuant to the Award determined in good faith by the Company as of the date of the termination of the Period of Services or by (or may reduce and not be in addition to) any severance or separation pay that Participant is otherwise entitled to receive from any member of the Company Group pursuant to an agreement, plan, or otherwise.

(iii)The term “Business” shall be limited to that portion to which involves any services provided by Participant during the Period of Services or, with respect to the Post-Termination Restricted Period, during the two (2)-year period preceding the last day of the Period of Services, and the applicable geographic area to which such covenant applies shall, with respect to the Post-Termination Restricted Period, be limited to any such geographic area in which Participant, at any time during the two (2)-year period preceding the last day of the Period of Services, provided services or had material presence or influence.
(iv)For purposes of this Section 5(b) only (and no other provision of the Plan or Award Agreement), “Cause” shall include any good faith determination by the Company that Participant has significantly underperformed in providing services to the Company Group or engaged in conduct or behavior that violates Company policy or is detrimental to any member of the Company Group or its reputation. Participant acknowledges that Participant was provided at least ten (10) business days to consider this Agreement before signing it, and has been and is hereby advised of the right to consult with counsel of Participant’s choosing concerning its terms. Participant acknowledges and agrees that the benefits provided by the Award and the Garden Leave Payments (where applicable) constitute sufficient mutually agreed-upon consideration for the restrictions contained herein.
(c)California Participants Only. If Participant primarily provides services in California as of the date of the termination of the Period of Services, Section 5(a) shall not apply during the Post-Termination Restricted Period.
Section 6. Non-Interference.
(a)During the Period of Services and the Post-Termination Restricted Period, Participant shall not, directly or indirectly for Participant’s own account or for the account of any other Person, engage in Interfering Activities.
(b)California Participants. If Participant primarily provides services in California as of the date of the termination of the Period of Services, Section 6(a) shall not apply during the Post-Termination Restricted Period.
Section 7. Return of Documents. In the event of Participant’s termination of employment hereunder for any reason, Participant shall deliver to the Company (and will not keep in Participant’s possession, recreate, or deliver to anyone else) any and all Confidential Information and all other documents, materials, information, and property developed by Participant pursuant to Participant’s employment hereunder or otherwise belonging to the Company Group.

Section 8. Independence; Severability; Blue Pencil. Each of the rights enumerated in this Agreement shall be independent of the others and shall be in addition to and not in lieu of any other rights and remedies available to the Company Group at law or in equity. If any of the provisions of this Agreement or any part of any of them is hereafter construed or adjudicated to be invalid or unenforceable, the same shall not affect the remainder of this Agreement, which shall be given full effect without regard to the invalid portions. If any of the covenants contained herein are held to be invalid or unenforceable because of the duration of such provisions or the area or scope covered thereby, each of the Company and Participant agree that the court making such determination shall have the power to reduce the duration, scope, and/or area of such provision to the maximum and/or broadest duration, scope, and/or area permissible by law, and in its reduced form said provision shall then be enforceable.
Section 9. Injunctive Relief. Participant expressly acknowledges that any breach or threatened breach of any of the terms and/or conditions set forth in this Agreement may result in substantial, continuing, and irreparable injury to the members of the Company Group. Therefore, Participant hereby agrees that, in addition to any other remedy that may be available to the Company, any member of the Company Group shall be entitled to seek injunctive relief, specific performance, or other equitable relief by a court of appropriate jurisdiction in the event of any breach or threatened breach of the terms of this Agreement. Notwithstanding any other provision to the contrary, Participant acknowledges and agrees that the Post-Termination Restricted Period shall be tolled during any period of violation of any of the covenants in this Agreement and during any other period required for litigation during which the Company or any other member of the Company Group seeks to enforce such covenants against Participant if it is ultimately determined that Participant was in breach of such covenants.
Section 10. Disclosure of Agreement. As long as it remains in effect, Participant will disclose the existence of this Agreement to any prospective employer, partner, co-venturer, investor, or lender prior to entering into an employment, partnership, or other business relationship with such person or entity.
Section 11. Section Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof or affect the meaning or interpretation of this Agreement or of any term or provision hereof.

Section 12. Entire Agreement. This Agreement, together with any exhibits attached hereto, constitutes the entire understanding and agreement of the parties hereto regarding the subject matter herein and merges all prior discussions between us. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings, and agreements between the parties relating to the subject matter of this Agreement. Notwithstanding anything contained in this Section 12 to the contrary, in the event that Participant is subject to similar restrictive covenants contained in any employment, director, consulting or other agreement with any member of the Company Group (“Other Covenants”), the covenants contained in this Agreement shall be in addition to, and not in lieu of, any such Other Covenants, and enforcement by the Company of the covenants contained in this Agreement shall not preclude the applicable member of the Company Group from enforcing such Other Covenants in accordance with their terms.
Section 13. Governing Law; Waiver of Jury Trial. THE VALIDITY, INTERPRETATION, CONSTRUCTION, AND PERFORMANCE OF THIS NON-INTERFERENCE AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE UNITED STATES OF AMERICA AND THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS. BY EXECUTION OF THIS AGREEMENT, THE PARTIES HERETO WAIVE ANY RIGHT TO TRIAL BY JURY IN CONNECTION WITH ANY SUIT, ACTION, OR PROCEEDING UNDER OR IN CONNECTION WITH THIS AGREEMENT.
Section 14. Survival of Operative Sections. This Agreement shall survive any termination of Participant’s employment or service for any reason to the extent necessary to give effect to the provisions thereof.
Section 15. Successors and Assigns. This Agreement will be binding upon Participant’s heirs, executors, administrators, and other legal representatives and will be for the benefit of the Company, its successors, and its assigns. Participant expressly acknowledges and agrees that this Agreement may be assigned by the Company without Participant’s consent to any other member of the Company Group as well as any purchaser of all or substantially all of the assets or stock of the Company, whether by purchase, merger, or other similar corporate transaction.
Section 16. Counterparts.
This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.

*    *    *

[Signatures to appear on the following page.]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth below.
ZOOMINFO TECHNOLOGIES INC.
[●]
By: [●]
Title: [●]

PARTICIPANT
###PARTICIPANT_NAME###
###ACCEPTANCE_DATE###

APPENDIX A
Definitions
(a)“Agreement” shall have the meaning set forth in the preamble hereto.
(b)“Board” shall mean the Board of Directors of the Company.
(c)“Business” shall mean the activities conducted and services offered by the Company Group, including but not limited to: (i) gathering, cataloging, verifying, updating, and/or providing (A) contact and/or professional profile data on business professionals and/or executives and/or (B) Firmographic Information, Technographic Information, and/or Predictive Intent Information regarding business organizations, and/or (ii) developing, maintaining, distributing, and/or making available technologies for gathering, cataloging, verifying, updating, accessing, using, providing, and/or analyzing such information.
(d)“Business Relation” shall mean any current or prospective client, customer, licensee, supplier, or other business relation of the Company Group, or any such relation that was a client, customer, licensee or other business relation within the prior six (6) month period, in each case, with whom Participant transacted business or whose identity was known to Participant in connection with Participant’s employment or service with the Company Group.
(e)“Company Group” shall mean the Company together with any of its direct or indirect subsidiaries.
(f)“Confidential Information” means information that the Company Group has or will develop, acquire, create, compile, discover, or own, that has value in or to the business of the Company Group that is not generally known and that the Company wishes to maintain as confidential. Confidential Information includes, but is not limited to, any and all non-public information that relates to the actual or anticipated business and/or products, research, or development of the Company Group, or to the Company Group’s technical data, trade secrets, or know-how, including, but not limited to, research, plans, or other information regarding the Company Group’s products or services and markets, customer lists, and customers (including, but not limited to, customers of the Company on whom Participant called or with whom Participant may become acquainted during the Period of Services), software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances, and other business information disclosed by the Company either directly or indirectly in writing, orally, or by drawings or inspection of premises, parts, equipment, or other Company Group property. Notwithstanding the foregoing, Confidential Information shall not include any of the foregoing items that have become publicly and widely known through no unauthorized disclosure by Participant or others who were under confidentiality obligations as to the item or items involved.
(g)“Firmographic Information” means any information constituting an attribute of a business organization, including but not limited to location(s), organizational structure, industry, product or service offerings, size, employee count, and revenues and other financial information.

(h)“Interfering Activities” shall mean (i) recruiting, encouraging, soliciting, or inducing, or in any manner attempting to recruit, encourage, solicit, or induce, any Person employed by, or providing consulting services to, any member of the Company Group to terminate such Person’s employment or services (or in the case of a consultant, materially reducing such services) with the Company Group, (ii) soliciting or hiring any individual who was employed by the Company Group within the six (6) month period prior to the date of such hiring, (iii) soliciting or accepting business, in each case, in a manner that is competitive with the Business, from any Business Relation, or (iv) encouraging, soliciting, or inducing, or in any manner attempting to encourage, solicit, or induce, any Business Relation to cease doing business with or reduce the amount of business conducted with the Company Group, or in any way interfering with the relationship between any such Business Relation and the Company Group.
(i)“Period of Services” shall mean the period commencing on the date the Participant is first employed by, appointed as a board member of, or is engaged as a consultant of, any member of the Company Group and ending on the date such employment, appointment or engagement, as applicable, is terminated for any reason. To the extent that the Participant changes status (e.g., moves from employment to a consulting role), the Period of Services shall not terminate unless otherwise determined by the Board.
(j)“Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust (charitable or non-charitable), unincorporated organization, or other form of business entity.
(k)“Post-Termination Restricted Period” shall mean the period commencing on the date of the termination of the Period of Services for any reason and ending on the 12-month anniversary of such date of termination.
(l)“Predictive Intent Information” means information tending to, or promoted as tending to, indicate the likelihood of any business organization taking any future action.
(m)“Technographic Information” shall mean information regarding technologies used by a business organization in the conduct of its business.

2

Exhibit A

California Labor Code Sections 2870, 2871 and 2872
SECTION 2870
(a)Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:
(1)    Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or
(2)    Result from any work performed by the employee for the employer.
(b)To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.
SECTION 2871
No employer shall require a provision made void and unenforceable by Section 2870 as a condition of employment or continued employment. Nothing in this article shall be construed to forbid or restrict the right of an employer to provide in contracts of employment for disclosure, provided that any such disclosures be received in confidence, of all of the employee’s inventions made solely or jointly with others during the term of his or her employment, a review process by the employer to determine such issues as may arise, and for full title to certain patents and inventions to be in the United States, as required by contracts between the employer and the United States or any of its agencies.
SECTION 2872
If an employment agreement entered into after January 1, 1980 contains a provision requiring the employee to assign or offer to assign any of his or her rights in any invention to his or her employer, the employer must also, at the time the agreement is made, provide a written notification to the employee that the agreement does not apply to an invention which qualifies fully under the provisions of Section 2870. In any suit or action arising thereunder, the burden of proof shall be on the employee claiming the benefits of its provisions.
3